UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2005 / March 31, 2005

(Date of Report/Date of earliest event reported)

EQUINOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112531	13-4034296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

895 Broadway

New York, New York 10003

(Address and zip code of principal executive offices)

212-780-9300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Larry M. Segall, 50, has been appointed Chief Financial Officer, effective April 11, 2005.  Mr. Segall replaces Scott Rosen, who was named Chief Operating Officer of Equinox Holdings in January 2005.  Since November 2001 Mr. Segall served as Vice President and Controller of Paxar Corporation, a global provider of merchandise systems to retailers and apparel manufacturers with sales of approximately $800 million. Paxar's common stock is listed on the New York Stock Exchange. Prior to joining Paxar, Mr. Segall served as Senior Vice President-Finance and Administration of Vitamin Shoppe Industries, Inc. from October 1997. The terms of Mr. Segall’s employment agreement with the Company have not yet been finalized.

ITEM 9.01       Financial Statements and Exhibits.

   (c)                         Exhibits

99.1                           Press Release of Equinox Holdings, Inc. dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINOX HOLDINGS, INC.
(Registrant)

By:	/s/ SCOTT ROSEN
Name: Scott Rosen
Title: Executive Vice President and Chief Financial Officer
Date: April 1, 2005